SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2002

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19711	84-0997049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Talamine Court, Colorado Springs, Colorado		80907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.2(A)
EXHIBIT 10.26
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by The Spectranetics Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On June 6, 2002, the Company announced that it had reached a definitive agreement that is expected to resolve all disputes between the Company and Steven Sweet, Joseph Largey, Paul Samek and certain other stockholders of the Company (the “Sweet Group”). The Sweet Group has agreed to withdraw its director nominees as well as the other matters it had proposed for the Annual Meeting of Stockholders and has agreed to vote for the election of Emile J. Geisenheimer and John G. Schulte, who are current members of the Company’s Board of Directors. The resolution will also settle all claims between the Company and Messrs. Largey and Samek and Sharon Sweet, each of whom separated from the Company.

     The foregoing description is qualified in its entirety by reference to the following documents, each of which is incorporated herein by reference: (i) the Agreement of Compromise and Settlement, dated as of June 6, 2002 (the “Settlement Agreement”), including exhibits, by and among the Company, on the one hand, and Steven Sweet, Joseph Largey, Paul Samek, Lawrence McKinley, acting solely in his individual capacity, and Sharon Sweet, on the other hand, a copy of which is attached hereto as Exhibit 10.26, and (ii) the Company’s press release, dated June 6, 2002, a copy of which is attached hereto as Exhibit 99.1.

     In addition, pursuant to the Settlement Agreement, the Board of Directors of the Company has adopted an amendment to the Company’s Bylaws which provides, among other things, that a stockholder must give timely notice in writing to the secretary of the Company of any nominations or other business to be properly brought before an annual meeting. A copy of the Amendment to Bylaws of the Company is attached hereto as Exhibit 3.2(a) and incorporated herein by reference.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

3.2(a)	Amendment to Bylaws of the Company.

10.26	Agreement of Compromise and Settlement, dated June 6, 2002 (the “Settlement Agreement”), by and among the Company, on the one hand, and Steven Sweet, Joseph Largey, Paul Samek, Lawrence McKinley, acting solely in his individual capacity, and Sharon Sweet, on the other hand, including the exhibits thereto.

99.1	The Company’s press release, dated June 6, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2002	THE SPECTRANETICS CORPORATION

	By:	/s/ EMILE GEISENHEIMER

Emile Geisenheimer Chairman of the Board and Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.2(a)	Amendment to Bylaws of the Company.

10.26	Agreement of Compromise and Settlement, dated June 6, 2002 (the “Settlement Agreement”), by and among the Company, on the one hand, and Steven Sweet, Joseph Largey, Paul Samek, Lawrence McKinley, acting solely in his individual capacity, and Sharon Sweet, on the other hand, including the exhibits thereto.

99.1	The Company’s press release, dated June 6, 2002.